EXHIBIT 23.1


Board  of  Directors
Gateway  Distributors,  Ltd.
Las  Vegas,  NV


                          INDEPENDENT AUDITORS' CONSENT

We  hereby  consent  to  the  incorporation  by  reference  in  this  Form  S-8
Registration Statement of our report dated April 14, 2003, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the years ended December 31, 2002 and 2001 appearing in Gateway's Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateway's ability to continue as a going concern.


/s/  Sellers  &  Anderson,  LLC

Sellers  &  Anderson,  LLC
941  East  3300  South,  Suite  202
Salt  Lake  City,  Utah  84106